SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:
/ /     Preliminary Information Statement
/ /     Confidential, for Use of the Commission
        Only (as permitted by Rule 14c-5(d)(2))
/X/     Definitive Information Statement

                       The Preferred Group of Mutual Funds
        -----------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
/X/      No fee required
/ /      Fee computed on table below per Exchange Act Rules 14c-
         5(g) and 0-11.

         (1)  Title of each class of securities to which
         transaction applies:
-----------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction
         applies:
-----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-----------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------
         (5)  Total fee paid:
-----------------------------------------------------------------
/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid:

              (2)  Form, Schedule or Registration Statement No.:

              (3)  Filing Party:

              (4)  Date Filed:

                            THE PREFERRED VALUE FUND
                 A SERIES OF THE PREFERRED GROUP OF MUTUAL FUNDS

                                                             February 7, 2000

                              INFORMATION STATEMENT

                               GENERAL INFORMATION

         This Information Statement, which is first being mailed on or about February 7, 2000, is distributed in connection with action to be taken by written consent of the Majority Shareholder (as defined below) of the Preferred Value Fund (the "Fund"), a series of The Preferred Group of Mutual Funds (the "Trust"), on or about February 28, 2000, all as more fully described below. THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Trustees of the Trust (the "Trustees") have set January 26, 2000 (the "Record Date") as the record date for determining the number of shares and the shareholders entitled to give consent and to receive this Information Statement. On the Record Date, 16,875,724.565 shares of the Fund were outstanding, and the Trustees and Officers of the Fund owned less than 1% of the Fund's outstanding shares. Information concerning shareholders who were known to be the beneficial owners of more than 5% of the Fund's shares as of the Record Date is set forth below.


                                                   Amount and Nature of
Name and Address of Beneficial Owner               Beneficial Ownership               Percent of the Fund
--------------------------------------------       ------------------------------     ---------------------------


Caterpillar Investment Trust 401(k) Plan            11,846,048.761 shares                  70.20%
100 N.E. Adams Street, Peoria,
Illinois 61629
(the "Majority Shareholder")
-------------------------------------------------------------------------------------------------------------------


     As described more fully below, a transaction involving Oppenheimer Capital ("Oppenheimer"), the subadviser to the Fund, is expected to be consummated in March 2000. Consummation of the transaction may constitute an "assignment," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the existing subadvisory agreement (the "Current Agreement") between Oppenheimer and Caterpillar Investment Management Ltd. ("CIML") with respect to the Fund. As required by the 1940 Act, the Current Agreement provides for its automatic termination in the event of its assignment. In anticipation of the transaction, a new subadvisory agreement (the "New Agreement") between Oppenheimer and CIML is being proposed for approval by shareholders of the Fund. The New Agreement for the Fund is identical to the Current Agreement in all respects except for the date on which the Agreement takes effect and the date on which the Agreement must initially be renewed by the Trustees.

         The Trustees, including the Trustees who are not parties to either agreement and are not "interested persons" (as defined under the 1940 Act) (the "Independent Trustees"), have recommended that shareholders of the Fund approve the New Agreement, and the Majority Shareholder has indicated on a preliminary basis that it intends to grant such approval by written consent. A description of the Current Agreement and the New Agreement, the services provided and to be provided thereunder, and the procedures for termination and renewal thereof is set forth below under "Description of Current and Proposed Agreements."

         FURTHER INFORMATION CONCERNING THE FUND IS CONTAINED IN ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS, WHICH MAY BE OBTAINED FREE OF CHARGE BY WRITING TO THE PREFERRED GROUP, P.O. BOX 8320, BOSTON, MA 02266-8320 OR BY TELEPHONING 1-800-662-4769.

                                 THE TRANSACTION

         Oppenheimer, a Delaware general partnership, is a registered investment adviser with approximately $52.179 billion in assets under management as of December 31, 1999. Value Advisors LLC, a Delaware limited liability company, is one of two general partners of Oppenheimer. PIMCO Advisors L.P. ("PIMCO Advisors"), a Delaware limited partnership, is the other general partner of Oppenheimer and the sole member of Value Advisors LLC.

         DESCRIPTION OF THE TRANSACTION. On October 31, 1999, PIMCO Advisors, its two general partners, PIMCO Advisors Holdings L.P. ("PAH") and PIMCO Partners G.P. ("Partners GP"), certain of their affiliates, Allianz of America, Inc. ("Allianz of America") and certain other parties named therein entered into an Implementation and Merger Agreement (the "Merger Agreement") pursuant to which Allianz of America will acquire majority ownership of PIMCO Advisors.

         The Merger Agreement provides for the acquisition of PAH by Allianz of America through a merger of a subsidiary of Allianz of America with and into PAH. In the merger, each of the outstanding limited partnership and general partner units in PAH will be converted into the right to receive cash in an amount per unit equal to $38.75, subject to downward adjustment if the aggregate annualized investment advisory and subadvisory fees for all accounts managed by PIMCO Advisors and its subsidiaries, expressed as a "revenue run rate," declines (excluding market-based changes) below a specified level (the "Unit Transaction Price"). In no event will the Unit Transaction Price be reduced below $31.00 per unit. As a result of the merger, PAH will become an indirect wholly-owned subsidiary of Allianz of America.

         Following the merger, subsidiaries of Allianz of America will, in a series of transactions, acquire for cash additional partnership interests in PIMCO Advisors (the "PA Units"), bringing its ownership interest in PIMCO Advisors to approximately 70%, including the approximately 44% interest held through PAH. As part of these transactions, a subsidiary of Allianz of America will acquire Partners GP through an acquisition of the managing general partner interest in Partners GP from PIMCO Partners LLC (the managing general partner of Partners GP) for approximately $5.5 million and of the member interests in Partners GP that are indirectly owned by Pacific Life

Insurance Company ("Pacific Life"). Pacific Life, which through subsidiaries owns approximately a 30% interest in PIMCO Advisors, will maintain an indirect interest in PIMCO Advisors following the closing.

         In connection with the closing, Allianz of America will enter into at put/call arrangement for the eventual disposition of Pacific Life's indirect interest in PIMCO Advisors. The put option held by Pacific Life will allow it to require Allianz of America, on the last business day of each calendar quarter following the closing, to purchase at a formula-based price all of the PIMCO Advisors' units owned directly or indirectly by Pacific Life. The call option held by Allianz of America will allow it, beginning January 31, 2003 or upon a change of control of Pacific Life, to require Pacific Life to sell or cause to be sold to Allianz of America, at the same formula-based price, all of the PIMCO Advisors' units owned directly or indirectly by Pacific Life.

         As a result of the transactions contemplated by the Merger Agreement, Allianz of America will control PIMCO Advisors, having acquired approximately 70% of the outstanding partnership interests in PIMCO Advisors (together, the "Transaction"), while the remainder will continue to be held indirectly by Pacific Life. The Transaction is expected to be completed by the end of the first quarter of 2000, although there is no assurance that the Transaction will be completed.

         Completion of the Transaction is subject to a number of conditions including, among others, (i) the approval of the public unitholders of PAH, (ii) the receipt of certain regulatory approvals and (iii) PIMCO Advisors' revenue run-rate for all accounts managed by PIMCO Advisors and its subsidiaries being at least 75% of the September 30, 1999 amount. PIMCO Advisors has agreed to use its reasonable best efforts to obtain, prior to completion of the Transaction, the approval of the New Agreement by the shareholders of the Fund. In the event the New Agreement is not approved by the Fund's shareholders and the Transaction is completed, the Board of Trustees of the Fund will consider appropriate action.

         Allianz AG, the parent of Allianz of America, has advised Oppenheimer and the Fund that it does not presently intend for the Transaction to affect the future management of Oppenheimer. In addition, Allianz AG has advised Oppenheimer and the Fund that it presently anticipates that the senior portfolio management teams of Oppenheimer will continue in their present capacities; that the eligibility of Oppenheimer, under the Investment Advisers Act of 1940, to serve as a subadviser should not be affected by the Transaction; and that Oppenheimer will be able to continue to provide advisory and management services with no material changes in operating conditions. Allianz AG has also advised Oppenheimer and the Fund that it currently anticipates that the Transaction will not affect the ability of Oppenheimer to fulfill its obligations under the New Agreement. All fees and expenses incurred by the Fund relating to the New Agreement and this Information Statement will be paid by Allianz AG and/or PIMCO Advisors. None of the Trust, the Fund or its shareholders will incur any related expenses.

         POST-TRANSACTION STRUCTURE AND OPERATIONS. Upon completion of the Transaction, PIMCO Advisors and its subsidiaries will be controlled by Allianz of America. Allianz of America is a holding company that owns several insurance and financial service companies and is a subsidiary of Allianz AG which, together with its subsidiaries, comprises the world's second largest insurance group as measured by premium income. Allianz of America will control PIMCO Advisors through its managing member interest in PacPartners LLC, which will be the sole general partner of PIMCO Advisors following the Transaction. While Allianz of America will control PacPartners LLC, Pacific Life will hold a portion of its continuing interest in PIMCO Advisors through an interest in PacPartners LLC. Allianz of America, through subsidiaries, will be the managing member of PacPartners LLC and will have full authority and control over all actions taken by PacPartners LLC as the general partner of PIMCO Advisors, provided that Pacific Life's consent is required for certain extraordinary actions.

Operationally, PIMCO Advisors is expected to become a unit of Allianz
Asset Management ("AAM"), the division of Allianz that coordinates global Allianz asset management activities. PIMCO Advisors and its subsidiaries are currently expected to continue to operate in the United States under their existing names.

Both William S. Thompson Jr., the current Chief Executive Officer of PIMCO Advisors, and William H. Gross, the current Chief Investment Officer of Pacific Investment Management Company, will have roles on the Executive Committee of AAM, with Mr. Thompson serving as the Executive Committee's Deputy Chairman. In the Transaction, Messrs. Thompson and Gross will enter into employment contracts with a term of seven years following the Transaction. Other key employees of PIMCO Advisors have also contractually agreed to remain with PIMCO Advisors following the Transaction.


SECTION 15(F) OF THE 1940 ACT. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company or any affiliated persons to receive any amount or benefit in connection with the change of control of the investment adviser as long as two conditions are satisfied. First, an "unfair burden" must not be imposed on investment company clients of the adviser as a result of the transaction or any express or implied terms, conditions or understandings applicable to the transaction. The term "unfair burden" (as defined in the 1940 Act) includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any "interested person" (as defined in the 1940 Act) (an "Interested Person") of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from such an investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any other person in connection with the purchase or sale of securities or other property to, from or on behalf of such investment company. The Board of Trustees of the Fund has been advised that PIMCO Advisors is aware of no circumstances arising from the Transaction that might result in an unfair burden being imposed on the Fund. Allianz of America and each of the other parties to the Agreement have agreed to use their reasonable best efforts to assure compliance with Section 15(f) as it applies to the Transaction during such two-year period.

         The second condition of Section 15(f) is that during the three-year period after the transaction, at least 75% of each such investment company's board of directors must not be Interested Persons of the investment adviser (or predecessor or successor adviser). The composition of the Board of Trustees presently is not in compliance with the 75% requirement, and the Fund has joined in an application with the Securities and Exchange Commission requesting exemption from the 75% disinterested board requirement described above. No assurance can be given that the requested relief will be granted. Moreover, Allianz of America has agreed with PIMCO Advisors that it will use its reasonable best efforts to comply with such 75% requirement during such three-year period through one or more intermediaries.

                 DESCRIPTION OF CURRENT AND PROPOSED AGREEMENTS

         In order to assist it in carrying out its responsibilities as manager of the Fund, CIML has retained Oppenheimer under the Current Agreement to render subadvisory services to the Fund under the supervision of CIML and the Trustees. The shareholders of the Fund approved the Current Agreement, dated November 5, 1997, on July 7, 1997, in connection with a change in control of Oppenheimer. The Trustees last approved the continuance of the Current Agreement, effective on and after June 29, 1999, at a meeting held on May 2, 1999. The description of the New Agreement set forth herein is qualified in its entirety by the provisions of the Form of New Agreement, which is attached hereto as Appendix A.

         CIML pays the fees of Oppenheimer under the Current Agreement and, under the New Agreement, will continue to pay such fees. Under both Agreements, Oppenheimer receives a fee based on the Fund assets managed or advised by Oppenheimer (the "Fund Assets") together with any other assets managed or advised by Oppenheimer relating to Caterpillar Inc. or any of its affiliates. (The Fund Assets together with such other assets are collectively referred to as the "Combined Assets.") The subadvisory fee is calculated based on the average quarterly net asset value, determined as of the last business day of each month in the calendar quarter, of the Combined Assets at the annual rate of 0.50% of the first $50 million of Combined Assets, 0.375% of the next $50 million of Combined Assets and 0.25% of Combined Assets in excess of $100 million. This amount is then allocated based upon the ratio of Fund Assets to Combined Assets. CIML has informed the Trust that for the fiscal year ended June 30, 1999, Oppenheimer was paid $1,062,291 for its services to the Fund.

         The Current and New Agreements provide that, subject to the supervision of the Trustees and CIML, Oppenheimer will furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with its Prospectus and Statement of Additional Information. The Current and New Agreements also require Oppenheimer to furnish, at its expense, (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties thereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including oversight of the pricing of the Fund's portfolio and assistance in obtaining prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

         Each of the Current and New Agreements provides that it will continue in effect for an initial term of two years from its date of execution (which, in the case of the New Agreement, is expected to be approximately the time of consummation of the Transaction) and thereafter so long as it is approved at least annually in accordance with the 1940 Act. The 1940 Act requires that, after the initial two-year term, all subadvisory agreements be approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of the Independent Trustees and (ii) the majority vote of the full Board of Trustees or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund. Each of the Current and New Agreements terminates automatically in the event of its assignment, and may be terminated without penalty by the Trust at any time, on written notice to CIML and Oppenheimer, by CIML on sixty days' written notice to Oppenheimer and by Oppenheimer on ninety days' written notice to CIML and the Trust. Each of the Current and New Agreements generally may be amended only by the affirmative vote of the holders of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act).

         The Current and New Agreements provide that Oppenheimer shall not be subject to any liability to the Trust, the Fund or CIML, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services thereunder, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

                               SHAREHOLDER CONSENT

         Approval of the New Agreement will require the consent of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy. As stated above, the Majority Shareholder has indicated that, as permitted by the Trust's by-laws, it intends to execute a consent to be effective on or about February 28, 2000, which would by itself constitute the necessary shareholder approval under the 1940 Act. NO ACTION IS REQUIRED TO BE TAKEN BY YOU AS A SHAREHOLDER OF THE FUND; THIS INFORMATION STATEMENT IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY IN LIGHT OF RELEVANT FEDERAL SECURITIES LAWS. If the Transaction is not consummated, the Current Agreement will remain in effect.

                                OTHER INFORMATION

         TRUSTEE REVIEW. The Trustees, including the Independent Trustees, reviewed all material provided by Allianz AG, PIMCO Advisors, Oppenheimer and their affiliates, and requested and received all information which they deemed relevant to form a judgment as to whether the New Agreement is in the best interests of the Fund and its shareholders.

         The Independent Trustees considered the fact that the New Agreement would, except as described herein, have terms and conditions identical to those of the Current Agreement, and considered certain representations of Allianz AG, described above in the section entitled "The Transaction," with respect to its plans for Oppenheimer.

         In their consideration of the New Agreement, the Trustees noted that Oppenheimer may receive research services from brokers in connection with portfolio securities transactions for the Fund. The Trustees realize that research services furnished by brokers through which the Fund effects securities transactions may be used by Oppenheimer in advising other accounts that it advises. Conversely, research services furnished to Oppenheimer in connection with other accounts Oppenheimer advises may be used by Oppenheimer in advising the Fund. No material change in brokerage arrangements is contemplated to result from the approval of the New Agreement, however.

         OPPENHEIMER CAPITAL. The principal executive officer of Oppenheimer is Kenneth Poovey. The principal occupation of Mr. Poovey is as an executive officer of PIMCO Advisors and certain of its corporate affiliates. The general partners of Oppenheimer are: Value Advisors LLC, 800 Newport Center Drive, Suite 100, Newport Beach, California 92660, and PIMCO Advisors. The principal business address of the principal executive officer and Oppenheimer and its affiliates is 1345 Avenue of the Americas, New York, New York 10105. The principal address of Oppenheimer will not change following the Transaction.

         CATERPILLAR INVESTMENT MANAGEMENT LIMITED. CIML serves as manager of the Fund pursuant to a management contract (the "Management Contract") dated as of June 29, 1992. The sole initial shareholder of the Fund approved the Management Contract on June 30, 1992, and the Trustees of the Trust last approved the continuance of the Management Contract at a meeting held on May 2, 1999.

         Under the Management Contract, subject to the control of the Trustees, CIML has agreed to furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with the Fund's Prospectus and Statement of Additional Information. The Management Contract expressly permits advisory services to be delegated to and performed by a subadviser. CIML also manages, supervises and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all salaries, fees and expenses of the Trustees and officers of the Trust who are affiliated with CIML.

         Under the Management Contract, the Fund pays CIML a monthly fee based on average net assets of the Fund at an annual rate of 0.75% of such average net assets. For the fiscal year ended June 30, 1999, the Fund paid CIML $2,963,545. Under the Management Contract, the Fund bears all expenses of the Fund not expressly assumed by CIML. CIML's compensation under the Management Contract is subject to reduction to the extent that in any year the expenses of the Fund exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer or sale.

         The Management Contract provides that CIML shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

         The directors and principal executive officer of CIML are: David L. Bomberger, President and Director; F. Lynn McPheeters, Director; and Kenneth J. Zika, Director. The principal occupation of each of CIML's directors and principal executive officer is as a director and executive officer of CIML and certain of its corporate affiliates. Mr. Bomberger also serves as President of the Trust. In addition, Mr. Fred Kaufman, Treasurer of CIML, serves as Vice President and Treasurer of the Trust, Richard P. Konrath, Esq., Clerk of CIML, serves as Clerk of the Trust, and F. Lynn McPheeters, Vice President and Chief Financial Officer for Caterpillar Inc., and Kenneth J. Zika, Treasurer for Caterpillar Inc., serve as Trustees of the Trust. CIML is a Delaware corporation and a wholly-owned subsidiary of Caterpillar Inc., a Delaware corporation. The address of the principal executive offices of each of CIML and its principal executive officer; Caterpillar Securities Inc., the Trust's principal underwriter; and the Fund is 411 Hamilton Blvd., Suite 1200, Peoria, IL 61602. The address of the principal executive offices of each of Caterpillar Inc. and Messrs. McPheeters and Zika is 100 N.E. Adams Street, Peoria, Illinois 61629.

         PRE-TRANSACTION STRUCTURE OF PIMCO ADVISORS. PIMCO Advisors, with approximately $260 billion in assets under management as of September 30, 1999, is one of the largest publicly traded money management firms in the United States. PIMCO Advisors' address is 800 Newport Center Drive, Suite 100, Newport Beach, California 92660. As detailed above, the structure detailed below is expected to change upon the consummation of the Transaction.

         The current general partners of PIMCO Advisors are Partners GP and PAH. Partners GP is a general partnership between PIMCO Holdings LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Pacific Life, and PIMCO Partners LLC, a California limited liability company controlled by the current Managing Directors and two former Managing Directors of Pacific Investment Management Company. Partners GP is the sole general partner of PAH. PIMCO Advisors is governed by a Management Board, which exercises substantially all of the governance powers of the general partner and serves as the functional equivalent of a board of directors.

         Partners GP and PAH have substantially delegated their management and control of PIMCO Advisors to a Management Board. Pursuant to the terms of the delegation of authority by Partners GP and PAH, the Management Board of PIMCO Advisors is composed of (i) the Chief Executive Officer of PIMCO Advisors; (ii) six other persons designated by Partners GP; (iii) three disinterested persons designated by representatives of the Public General Partner or, if there is no Public General Partner, Partners GP or its successor as general partner of PIMCO Advisors; (iv) the Chief Executive Officer and one Managing Director of each of the two Investment Managing Companies having the greatest total income, determined as of the date of appointment; and (v) one Managing Director of each of two other Investment Managing

Companies designated from time to time by the Management Board upon the recommendation of the Nominating Committee. PAH is a Public General Partner for the purposes set forth above.

         The Management Board has in turn delegated the authority to manage day-to-day operations and policies to an Executive Committee. The Executive Committee is composed of four members. The members of the Executive Committee are William D. Cvengros, Brent R. Harris, Glenn S. Schafer and William S. Thompson, Jr.

         DESCRIPTION OF ALLIANZ AG AND ITS AFFILIATES. Allianz AG, the parent of Allianz of America, is a publicly traded German Aktiengesellschaft and which, together with its subsidiaries, comprise the world's second largest insurance group as measured by premium income. Allianz AG is a leading provider of financial services, particularly in Europe, and is represented in 68 countries world-wide through subsidiaries, branch and representative offices, and other affiliated entities. The Allianz group currently has assets under management of more than $390 billion, and in its last fiscal year wrote approximately $50 billion in gross insurance premiums. After completion of the Transaction, PIMCO Advisors and the Alliance group combined will have over $650 billion in assets under management. Allianz AG's address is:
Koniginstrasse 28, D-80802, Munich, Germany.

         Affiliates of Allianz AG currently include Dresdner Bank AG, Deutsche Bank AG, Munich Re, and HypoVereinsbank. These entities, as well as certain broker-dealers that might be deemed to be controlled by or affiliated with these entities, such as Bankers Trust Company, BT Alex Brown Incorporated, Deutsche Bank Securities, Inc. and Dresdner Kleinwort Benson North America LLC, may be considered as "Affiliated Brokers." Once the Transaction is completed, absent an SEC exemption or other relief, the Fund would generally be precluded from effecting principal transactions with the Affiliated Brokers, and its ability to purchase securities from underwriting syndicates including an Affiliated Broker or to utilize the Affiliated Brokers for agency transactions would be subject to restrictions. Oppenheimer does not believe that applicable restrictions on transactions with the Affiliated Brokers aterially adversely affect its ability, post-closing, to provide services to the Fund, the Fund's ability to take advantage of market opportunities, or the Fund's overall performance.

         OTHER INVESTMENT COMPANIES. OpCap Advisors, a subsidiary of Oppenheimer, provides investment advisory services to certain investment companies the investment objective of which might be deemed similar to that of the Fund. The table below summarizes the size of each such fund and OpCap Advisors' rate of compensation as of December 31, 1999.


       NAME                      NET ASSETS                                 FEE
----------------------       -------------------------     ----------------------------


Oppenheimer Quest               $1.438 billion              0.40% on the first
Value Fund                                                  $344 million of average
                                                            net assets, 0.30% on
                                                            the next $56 million,
                                                            0.27% on the next $400
                                                            million, 0.255% on the
                                                            next $3.2 billion, 0.24%
                                                            on the next $4 billion,
                                                            and 0.225% over $8
                                                            billion

                                      -9-

Oppenheimer Quest            $4.050 billion                 0.40% on the first
Opportunity Value Fund                                      $400 million of average
                                                            net assets, 0.30% on
                                                            the next $285 million,
                                                            0.27% on the next $115
                                                            million, 0.255% on the
                                                            next $3.2 billion, 0.24%
                                                            on the next $4 billion,
                                                            and 0.225% over $8 billion

Saratoga Advantage           $78 million                    0.30% on average net
Trust --                                                    assets
Large Capitalization
Value Portfolio

Enterprise Group of          $385 million                   0.40% on the first
Mutual                                                      $100 million of average
Funds -- Managed                                            net assets  and 0.30%
Portfolio                                                   over $100 million


         OTHER SERVICE PROVIDERS. The Fund's distributor is Caterpillar Securities Inc., a wholly owned subsidiary of CIML, 411 Hamilton Blvd., Peoria, IL 61602. The Fund's transfer agent and dividend-paying agent is Boston Financial Data Services, Inc., The BFDS Building, Two Heritage Drive, Quincy, MA 02171. The Fund's custodian is State Street Bank and Trust Company, P.O. Box 1713, Boston, MA 02101. The Fund's independent accountants are
PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
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APPENDIX A



                              PREFERRED VALUE FUND

                              SUBADVISER AGREEMENT


         Subadviser Agreement executed as of March __, 2000 between CATERPILLAR INVESTMENT MANAGEMENT LTD., a Delaware corporation (the "Manager"), and Oppenheimer Capital, a Delaware general partnership (the "Subadviser").

                                   WITNESSETH:

         That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.       SERVICES TO BE RENDERED BY SUBADVISER TO THE TRUST.

         (1) Subject always to the control of the trustees of The Preferred Group of Mutual Funds (the "Trustees"), a Massachusetts business trust (the "Trust"), the Subadviser, at its expense, will furnish continuously an investment program for the Preferred Value Fund series of the Trust (the "Fund") and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments. In the performance of its duties, the Subadviser (i) will comply with the provisions of the Trust's Agreement and Declaration of Trust and By-laws, including any amendments thereto (upon receipt of such amendments by the Subadviser), and the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Statement of Additional Information (copies of which will be supplied to the Subadviser upon filing with the Securities and Exchange Commission), (ii) will use its best efforts to safeguard and promote the welfare of the Fund, (iii) will comply with other policies which the Trustees or the Manager, as the case may be, may from time to time determine as promptly as practicable after such policies have been communicated to the Subadviser in writing, and (iv) shall exercise the same care and diligence expected of the Trustees. The Subadviser and the Manager shall each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund.

         (2) The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment



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affairs of the Fund, including oversight of the pricing of the Fund's portfolio and assistance in obtaining prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

         (3) In the selection of brokers, dealers or futures commissions merchants (collectively, "brokers") and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine and communicate to the Subadviser in writing, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to the Subadviser or any affiliated person of the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Fund and to other clients of the Subadviser and any affiliated person of the Subadviser as to which the Subadviser or any affiliated person of the Subadviser exercises investment discretion. The Trust agrees that any entity or person associated with the Subadviser or any affiliated person of the Subadviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

         (4) The Subadviser shall not be obligated to pay any expenses of or for the Trust or of or for the Fund not expressly assumed by the Subadviser pursuant to this Section 1.

2.       OTHER AGREEMENTS, ETC.


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         It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Subadviser, and in any person controlling, controlled by or under common control with the Subadviser, and that the Subadviser and any person controlling, controlled by or under common control with the Subadviser may have an interest in the Trust. It is also understood that the Subadviser and persons controlling, controlled by or under common control with the Subadviser have and may have advisory, management service, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

3.       COMPENSATION TO BE PAID BY THE MANAGER TO THE SUBADVISER.

         The Manager will pay to the Subadviser as compensation for the Subadviser's services rendered, for the facilities furnished and for the expenses borne by the Subadviser pursuant to Section 1, a fee in accordance with Schedule A of this Agreement.

4.       ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

         This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract dated as of June 29, 1992 between the Manager and the Trust, with respect to the Fund, shall have terminated for any reason, and the Manager shall provide notice of any such termination of the Management Contract to the Subadviser; and this Agreement shall not be amended unless such amendment be approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser.

5.       EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

         This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

         (1) The Trust may at any time terminate this Agreement by written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Subadviser, or


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



         (2) If (i) the Trustees or the shareholders of the Trust by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, or

         (3) The Manager may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time terminate this Agreement by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

         Action by the Trust under paragraph (a) above may be taken either (i) by vote of a majority of the Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

         Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.       CERTAIN INFORMATION.

         The Subadviser shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Subadviser shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, and under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement or any other agreement concerning the provision of investment advisory services to the Trust, (b) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust, (c) there is a change in control of the Subadviser or any parent of the Subadviser within the meaning of the 1940 Act or (d) there is a material adverse change in the business or financial position of the Subadviser.


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


7.       CERTAIN DEFINITIONS.

         For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

         For the purposes of this Agreement, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

8.       NONLIABILITY OF SUBADVISER.

         In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager, to the Trust, to the Fund, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services hereunder.

9.       EXERCISE OF VOTING RIGHTS.

         Except with the agreement or on the specific instructions of the Trustees or the Manager, the Subadviser shall exercise or procure the exercise of any voting right attaching to investments of the Fund.

10.      NOTICES.

         All notices, requests and consents shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid, to the other party at such address as may be furnished in writing by such party.



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



         IN WITNESS WHEREOF, CATERPILLAR INVESTMENT MANAGEMENT LTD. and OPPENHEIMER CAPITAL have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.


                                        CATERPILLAR INVESTMENT MANAGEMENT LTD.



                                        By: _______________________________
                                            Title:


                                        OPPENHEIMER CAPITAL


                                        By: _______________________________
                                            Title:


         The foregoing is accepted by:


                                        THE PREFERRED GROUP OF MUTUAL FUNDS


                                        By: ______________________________
                                             Title:




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


                                   SCHEDULE A


         1. For purposes of calculating the fee to be paid to the Subadviser under this Agreement:

                  "Fund Assets" shall mean the net assets of the Fund;

                  "Plan Assets" shall mean the net assets of the portion of assets managed by the Subadviser, excluding the Fund, (i) of any constituent fund of the Caterpillar Investment Management Ltd. Tax Exempt Group Trust, (ii) and managed or advised by the Manager for which the Subadviser has been appointed subadviser by the Manager,
         (iii) of Caterpillar Inc. or any of its subsidiaries or (iv) of any employee benefit plan sponsored by Caterpillar Inc. or any of its subsidiaries;

                  "Combined Assets" shall mean the sum of Fund Assets and Plan Assets; and

                  "Average Quarterly Net Assets" shall mean the average of the net asset value of the Fund Assets, Plan Assets or Combined Assets, as the case may be, as of the last business day of each month in the calendar quarter.

         2. The Subadviser fee shall be paid in arrears (within 10 days of receipt by the Manager of an invoice from the Subadviser) based upon the Average Quarterly Net Assets of the Combined Assets during the preceding calendar quarter. The fee payable for the calendar quarter shall be calculated by applying the annual rate, as set forth in the fee schedule below, to the Average Quarterly Net Assets of the Combined Assets, and dividing by four. The portion of the quarterly fee to be paid by the Manager shall be prorated based upon the Average Quarterly Net Assets of the Fund Assets as compared to the Average Quarterly Net Assets of the Combined Assets. For a calendar quarter in which this Agreement becomes effective or terminates, the portion of the Subadviser fee due hereunder shall be prorated on the basis of the number of days that the Agreement is in effect during the calendar quarter.

         3. The following fee schedule shall be used to calculate the fee to be paid to the Subadviser under this Agreement:


          First                   Next                  Over
          $50                     $50                   $100
          Million                 Million               Million
          -------                 -------               -------
          0.50%                   0.375%                0.25%




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